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                                                                  EXHIBIT 23.1


                         Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report included in this registration statement of our report dated February 8, 2002 included in John Q. Hammons Hotels, L.P.'s Form 10-K for the year ended December 28, 2001 and to all references to our Firm included in this registration statement.


                                                       /s/ Arthur Andersen LLP

Cincinnati, Ohio
June 3, 2002